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                          [Corbin & Wertz Letterhead]


                                                                  EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


Advanced Materials Group, Inc.


We have issued our reports dated January 18, 1995, accompanying the financial statements incorporated by reference or included in the Annual Report of Advanced Materials Group, Inc. on Form 10-KSB for the year ended November 30, 1994. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Advanced Materials Group, Inc. on Form S-3 (Registration No. 33-72500).


/s/ Corbin & Wertz


Irvine, California
October 4, 1995